UNITED STATES
    SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C 20549
                                  FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities
                         Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                               April 10, 1998

               Commission file Number    0-15435

        First Entertainment Holding Corp. (formerly known as First
                          Entertainment, Inc.)
           (Exact name of registrant as specified in its charter.)
Nevada                                            84-0974303
(State or other jurisdiction of       (I.R.S. Employer incorporated or
organization)                              Identification No.)
1999 Broadway, Suite 3135                               80202
(Address of principal executive offices              (Zip Code)
Registrant's telephone number, including area code:
                               (303) 382-1235
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Item 1. Changes in Control of Registrant.
        Not Applicable

Item 2. Acquisition or Disposition of Assets.
        Not Applicable

Item 3. Bankruptcy or Receivership.
          Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
        On April 6, 1998, the Registrant was informed by its independent auditors, BDO Seidman, LLP (BDO), of BDO's resignation, effective as of that date.

The reports on the consolidated financial statements of the Registrant for each of the two fiscal years in the period ended December 31, 1996 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. However, the reports of BDO did contain an explanatory paragraph relative to a going concern uncertainty. There were no accounting disagreements with BDO that resulted in their resignation.

The Registrant has authorized BDO to respond fully to the inquiries of the Registrant's successor accountant and has requested that BDO provide the Registrant with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation S-K, which is filed as an exhibit with this report.

Item 5. Other Events
        Not Applicable

Item 6. Resignation of Registrant's Directors.
         Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

      Not Applicable


Item 8. Change in Fiscal Year.
        Not Applicable

Item 9. Sales of Equity Securities Pursuant to Regulation S

                                        SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIRST ENTERTAINMENT HOLDING CORP.
                                               By:______________________
                                                A.B. Goldberg
                                                President
Dated: April 10, 1998


EXHIBIT A

April 14, 1998

Securities and Exchange Commission
450 5th Street, NW
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 6, 1998 to be filed by our former client First Entertainment, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very Truly Yours,

BDO Seidman, LLP
Denver, Colorado